UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          Other Events

On October 22, 2007, SatCon Technology Corporation (the “Company”) issued a press release announcing (i) its entry into an Offer to Sell Notes with the holders of its outstanding existing Senior Secured Convertible Notes to allow for their early retirement, (ii) its entry into a Note Purchase Agreement with Rockport Capital Partners II, LP and NGP Energy Technology Partners, LP (the “Investors”) to lend the Company up to $10,000,000 to provide the funds to, among other things, repurchase such existing notes and (iii) its entry into a non-binding Summary of Proposed Terms with respect to a proposed equity investment in the Company by the Investors. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated October 22, 2007.

Additional Information About the Proposed Equity Transaction and Where to Find It:

This report is not a proxy statement with respect to the proposed equity transaction. The Company will file a proxy statement with respect to the proposed equity transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED EQUITY TRANSACTION AND RELATED MATTERS, WHEN IT BECOMES AVAILABLE. The proxy statement and other documents which are filed by the Company with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by the Company to SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, Attention: Investor Relations.

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed equity transaction. Information about the directors and executive officers of the Company and their respective interests in the proposed equity transaction will be set forth in the proxy statement that the Company will file with the SEC in connection with the proposed equity transaction. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. Such proxy statement is available free of charge at the SEC’s web site at www.sec.gov and from the Company by contacting it as described above.

Safe Harbor Statement

Statements made in this document that are not historical facts or which apply prospectively constitute forward-looking statements. These forward-looking statements may be identified by words such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions and include, but are not limited to, the Company’s ability to execute definitive agreements with respect to the equity financing, the Company’s ability to consummate both the debt and the equity financing, the ability of the financings to help the Company achieve stability and success, the ability of the Company to meet the power demands in the alternative energy and distributed generation markets, the ability of the Company to execute on its strategic plan and the ability of the Company to use the proceeds to accelerate growth and for research and development. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations, including risks that the conditions to closing of the debt financing may not be satisfied, that the term sheet for the equity financing is non-binding and that the investors in the equity financing may not consummate the transactions for any reason,  risks that the holders of outstanding warrants may seek to put such warrants to the Company as a result of the equity financing, and risks that the Company’s shareholders do not approve the second tranche of the equity financing. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings (copies of which may be obtained at the SEC’s website at: http://www.sec.gov). Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in the Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 22, 2007	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company dated October 22, 2007.